Exhibit 10.1

AMENDMENT NO. 5 TO

EMPLOYMENT AGREEMENT

This Amendment No. 5 (“Amendment”) to the Employment Agreement, dated November 9, 2005, between Luby’s, Inc., a Delaware corporation (“Luby’s” or the “Company”), and Christopher J. Pappas, a resident of Houston, Texas (“Executive”), is executed as of the 2nd day of September, 2010 (the “Effective Date”). For purposes of this Amendment, “Luby’s” or the “Company” shall include the subsidiaries of Luby’s. Luby’s and Executive are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into the following agreements:

(i) the Employment Agreement, dated November 9, 2005;

(ii) Amendment No. 1 to Employment Agreement, dated October 29, 2007;

(iii) Amendment No. 2 to Employment Agreement, dated November 19, 2008;

(iv) Amendment No. 3 to Employment Agreement, dated November 19, 2009; and

(v) Amendment No. 4 to Employment Agreement, dated April 15, 2010 (collectively, the “Agreement”);

WHEREAS, on November 19, 2009, the Company and Executive mutually agreed to reduce Executive’s Base Salary from $400,000 to $250,000 per annum;

WHEREAS, the Company desires to increase the Executive’s Base Salary to $400,000 per annum;

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Executive agree as follows:

1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

2. Amendments. As of the Effective Date, Section 4 of the Agreement is hereby amended and restated as follows:

“4. Compensation. Executive’s compensation during his employment under the terms of this Agreement shall be as follows:

(a) Base Salary. Commencing September 2, 2010, Luby’s shall pay to Executive a fixed annual base salary (the “Base Salary”) of Four Hundred Thousand Dollars ($400,000) for each year. The Base Salary shall be payable in equal, semi-monthly installments on or about the 15th day and last day of each month or at such other times and in such installments as may be agreed between Luby’s and Executive. All payments shall be subject to the deduction of payroll taxes, income tax withholdings, and similar deductions and withholdings as required by law.

(b) Bonus. During each year of the Term, in addition to the Base Salary, Executive shall be eligible but not entitled to receive incentive compensation in an amount that the independent Board of Directors of the Company or an authorized committee thereof, shall determine, solely based upon the Company’s performance relative to Board-approved goals relating to the Company’s achievement of same-store sales (50%) and earnings before interest, taxes, depreciation and amortization (50%) targets.”

3. Noncompetition. Executive hereby acknowledges and reaffirms the provisions of Section 11(a) of the Agreement.

4. CONTROLLING LAW. THIS AMENDMENT SHALL BE DETERMINED AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS.

5. Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

6. Effect of Amendment. This Amendment shall be binding upon Executive and his heirs, executors, legal representatives, successors and assigns, and Luby’s and its legal representatives, successors and assigns. Except as provided in the preceding sentence, this Amendment, and the rights and obligations of the Parties hereunder, are personal and neither this Amendment, nor any right, benefit, or obligation of either Party hereto, shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other Party.

7. Execution. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date.

/s/ Christopher J. Pappas
Christopher J. Pappas

LUBY’S INC.

/s/ Gasper Mir, III
Gasper Mir, III
Chairman of the Board